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CONTACT: Paul Seavey
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ELS REPORTS MINIMAL IMPACT FROM HURRICANE MATTHEW

CHICAGO, IL - October 10, 2016 - Equity LifeStyle Properties, Inc. (NYSE: ELS; the “Company”) reported today its preliminary assessment of the impact of Hurricane Matthew on its Florida properties and those in coastal North and South Carolina.
No injuries to our residents, guests or employees have been reported. The Company has a total of 30 properties (19 manufactured home communities and 11 RV resorts) that were within Hurricane Matthew’s trajectory. Property damage losses at those properties are preliminarily estimated to total less than $750,000. The bulk of those losses are expected to be related to removal of damaged trees and debris cleanup. Consistent with prior storm events, newer homes held up well during the hurricane.
We are working to quickly return affected properties to full operating condition. Currently, three manufactured home communities and four RV resorts are without electricity as a result of the hurricane. The Company does not yet have an estimate for business interruption losses, but they are expected to be relatively limited.
The Company believes that it has adequate insurance subject to deductibles, including business interruption coverage. The Company does not believe that the storm will have a material impact on its financial condition or operating results.
President and Chief Executive Officer Marguerite Nader commented, “Above all, we are grateful that there have not been any reported deaths or injuries to our residents, guests or employees. Our operations teams in Florida and the Carolinas have exhibited incredible efforts in preparing for and reacting to the effects of Hurricane Matthew, including assisting our customers.”
This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

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our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2016 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

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in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

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results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the properties under the Codification Topic “Revenue Recognition;”

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the outcome of pending or future lawsuits filed against us, including those disclosed in our filings with the Securities and Exchange Commission, by tenant groups seeking to limit rent increases and/or seeking large damage awards for our alleged failure to properly maintain certain properties or other tenant related matters, such as the case currently pending in the California Court of Appeal, Sixth Appellate District, Case No. H041913, involving our California Hawaiian manufactured home property, including any further proceedings on appeal or in the trial court; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

We are a fully integrated owner and operator of lifestyle-oriented properties and own or have an interest in 390 quality properties in 32 states and British Columbia consisting of 145,799 sites. We are a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

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